Exhibit 99.1

Everbridge Appoints iRobot Chief Financial Officer Alison Dean to Board of Directors

Burlington, Mass. — July 19, 2018 — Everbridge, Inc. (NASDAQ: EVBG), the global leader in critical event management and enterprise safety applications to help keep people safe and businesses running, today announced the appointment of Alison Dean to the Everbridge Board of Directors. Ms. Dean currently serves as executive vice president, chief financial officer, treasurer and principal accounting officer at iRobot, the leading global consumer robot company and maker of the Roomba® robot vacuum.

“Alison has extensive experience in scaling a market leader into increasingly larger global opportunities,” said Jaime Ellertson, chairman and CEO of Everbridge. “Her background in finance and operations, supporting the visionary work being done at iRobot, will be extremely valuable as Everbridge continues to expand in new markets and geographies.”

Ms. Dean, who has 30 years of experience in corporate finance, joined iRobot in 2005 to help the company prepare for its public offering and has since played a leading role overseeing a wide variety of areas including global acquisitions, financial planning, corporate finance, and investor relations. During her tenure at iRobot, revenue has grown from $142 million in 2005 to $884 million in 2017. Prior to iRobot, she held several senior financial positions at 3Com Corporation, including corporate controller. Ms. Dean holds a B.A. in Business Economics from Brown University and an M.B.A. from Boston University.

“Everbridge has built a powerful platform for helping companies identify, manage, and respond to critical events that can disrupt daily business and IT operations, impact corporate brands, and put the safety of people at risk,” said Ms. Dean. “I look forward to joining the Everbridge board, addressing areas for growth and being a part of such an important company mission.”

About Everbridge

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to keep people safe and businesses running. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events such as IT outages, cyber-attacks or other incidents such as product recalls or supply-chain interruptions, over 3,800 global customers rely on the company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication devices, and track progress on executing response plans. The company’s platform sent over 2 billion messages in 2017 and offers the ability to reach over 500 million people in more than 200 countries and territories, including the entire mobile populations on a country-wide scale in Sweden, the Netherlands, the Bahamas, Singapore, Greece, Cambodia, and a number of the largest states in India. The company’s critical communications and enterprise safety applications include Mass Notification, Incident Management, Safety Connection™, IT Alerting, Visual Command Center®, Crisis Commander®, Community Engagement™ and Secure Messaging. Everbridge serves 9 of the 10 largest U.S. cities, 8 of the 10 largest U.S.-based investment banks, all 25 of the 25 busiest North American airports, six of the 10 largest global consulting firms, six of the 10 largest global auto makers, all four of the largest global accounting firms, four of the 10 largest U.S.-based health care providers and four of the 10 largest U.S.-based health insurers. Everbridge is based in Boston and Los Angeles with additional offices in Lansing, San Francisco, Beijing, Kolkata, London, Oslo and Stockholm. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, and our goal to maintain market leadership and extend the markets in which we compete for customers. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to successfully integrate businesses and assets that we may acquire; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 12, 2018. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Media Contact:

Jeff Young

Everbridge

jeff.young@everbridge.com

781-859-4116